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                                                                   Exhibit 10(b)
                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") dated as of January 10, 2002, between First Century Bankshares, Inc. (the "Company"), and Byron K. Satterfield (the "Executive"), provides:

     1.   Employment and Term.
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          (a)  The Company shall employ the Executive part-time to perform for
First Century Bank, National Association (the "Bank") various banking services similar and related to those he has performed heretofore with the title and duties set forth in Section 2 below beginning on the date set forth above and continuing through April 1, 2004, subject to Section 1(c) below (the "Term").

          (b) Subject to Section 1(c) below, beginning on April 2, 2004 and continuing until April 1, 2009 (the "Consulting Period"), the Company shall retain Executive part-time as a consultant for the Bank performing tasks as set forth in Section 2(c) below.

          (c) Notwithstanding the foregoing, the Term or Consulting Period shall be immediately terminated by the first to occur of the following: (i) Executive's death, (ii) resignation by Executive, (iii) fraudulent or criminal conduct of a material nature by Executive, (iv) Executive's wilful material malfeasance or material neglect of duties assigned by the Bank, provided such willful malfeasance or neglect is not cured by Executive within seven (7) days after written notice thereof by the Company, (v) Executive moving his primary domicile outside of the Bluefield, West Virginia area (vi) failure by Executive to support Bank's or Company's strategic plans or any other management policies after such plans or policies have been approved by the Bank's or Company's Board of Directors as appropriate, or (vii) the incapacity of Executive by reason of a physical or mental condition that prevents Executive from performing his duties as set forth herein for either (a) a period of 180 consecutive days or (b) a total of 180 days out of any 360-day period. To the extent the parties may disagree as to the nature and/or extent of whether Executive is incapacitated by a physical or mental condition as set forth above, the parties shall defer to the opinion of a physician selected by mutual agreement of the Bank and Executive or Executive's guardian, as the case may be.

          (d) In the event the Term or the Consulting Period shall be terminated under subsections (c)(ii-vi) above, no further compensation shall accrue or benefits of any kind shall be payable to Executive hereunder except for any vested benefits or other benefits payable to Executive under any employee benefit plan.
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          (e)  Company hereby guarantees Bank's obligations and duties under this Agreement.

     2.   Duties.
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          (a)  During the Term, the Executive agrees to use his best efforts to serve as Executive Vice President of Bank, Chairman of the Bank's Trust Investment Committee, member of the Bank's Administrative Committee and to perform such other reasonable duties and assignments relating to the business of the Bank as the Bank may request, except that the Executive shall not be required to hold any office or to perform any duties or assignments inconsistent with the Executive's experience and qualification.

          (b) During the Term, the Executive shall, except during periods of illness, devote reasonable time, attention and energies to the diligent performance of his duties hereunder.

          (c) During the Consulting Period, the Executive shall perform such consulting tasks on a part-time basis relating to the business of the Bank as the Bank and Executive agree.

          (d) Executive may (i) invest his personal assets and provide services to other business interests, provided they are not competitive with the Bank in its normal trade areas, and (ii) devote such time as may be reasonably required for him to continue to maintain his current level of participation in and for various civic and charitable activities and organizations. Notwithstanding the foregoing, Executive may not provide services in the Bank's normal trade areas to any other financial institution during the term and/or Consulting Period. Executive acknowledges that the Bank's business relationship with these various civic and charitable activities and organizations is significant. Accordingly, Executive agrees to use his reasonable best efforts in good faith and commensurate with his fiduciary duty, to take, or cause to be taken, all actions, and to do or cause to be done, all things necessary, proper or desirable so as to support and promote the Bank's continuing business relationships.

     3.   Compensation.
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          (a)  Term Compensation.  The Bank shall pay to Executive as
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compensation for his services during the Term hereunder an annual salary equal to his current salary with the Bank, which annual salary shall be paid in regular installments in accordance with the Bank's general payroll practices, including those related to withholding for taxes, insurance and similar items.
In no event shall Executive's annual salary for any year be less than his annual salary in effect for the year 2001.
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          (b)  Consulting Period Compensation.  During the Consulting Period,
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Bank shall pay Executive compensation in the amount of $50,000 per year, payable in substantially equal monthly installments and consistent with general payroll practices of the Company.

          (c)  Additional Compensation in the Event of Death or Disability.  In
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the event of the death or disability of Executive during the Term, Executive or his estate shall be entitled to compensation in the amount of $250,000 to be paid in five equal annual installments of $50,000 each. In the event of the death or disability of the Executive during the Consulting Period, Executive or his estate shall be entitled to the difference between $250,000 and the gross amount of compensation paid to Executive pursuant to Section 3(b) above. The first annual installment of payments hereunder shall be due no later than six
(6) months after the date of Executive's death or disability.

          (d)  Withholding Taxes.  The Bank may withhold from any benefits
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payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

          (e)  Satisfaction of Obligations Under Split Dollar Insurance
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Agreement.  Executive and Bank agree that Bank's compliance with the terms of
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Paragraph 4 of Exhibit A hereto and the compensation provided for in this
Paragraph 3 fully satisfy the Bank's obligations under the Executive Split Dollar Life Agreement and Plan.

     4.   Benefits.
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          (a)  Fringe Benefits.  During the Term, the Executive shall continue
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to receive or participate in all "fringe benefits" and employee benefit plans, including any retirement plans, health insurance plans and disability insurance plans, now or hereafter provided or made available to Executive and the Bank's executives or management personnel generally in similar positions, subject to the terms and conditions of such plans. In addition to any plans described in the preceding sentence, Executive shall continue to receive the fringe benefits listed on Exhibit A attached hereto and incorporated herein by reference, subject to the limitations set forth therein.

          (b)  Reimbursement of Expenses.  During the Term and the Consulting
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Period, the Executive shall be entitled to reimbursement for all expenses, including travel, promotion and entertainment expenses, which are reasonably incurred by the Executive in furtherance of the Bank's business in accordance with policies from time to time adopted by the Bank; provided that Executive maintains records thereof, and submits vouchers therefor, in form reasonably satisfactory to Bank. In addition to any expenses described in the preceding sentence, during the Term the
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Bank shall pay any and all expenses incurred by Executive and his spouse to attend the annual National Trust Conference and annual West Virginia State Banker's Conference.

     5.   Position as Director of Bank. During the Term, the Company shall
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promptly take all reasonable steps to enable Executive to continue to serve as a voting director on the Board of Directors of the Bank and of the Company.

     6.   Office. During the Term, the Bank shall continue to provide Executive
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with reasonable office space at the Bank's offices at Bluefield, West Virginia.
Bank shall provide Executive with secretarial assistance sufficient to permit Executive to perform his duties as set forth above during the Term.

     7.   Covenants of Executive.
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          (a)  Bank Property.  Upon termination of the Term or the Consulting
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Period, Executive, or his guardian or estate, as the case may be, shall deliver promptly to the Bank all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof that relate in any way to the business, products, practices or techniques of the Bank, and all other property, trade secrets and confidential information of the Bank, including, but not limited to, all documents that in whole or in part contain any trade secrets or confidential information of the Bank, which in any of these cases are in Executive's possession or under Executive's control.

          (b)  Confidential Information.  Except as permitted or directed by the
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Bank's Board of Directors, during the Term or at any time thereafter, Executive shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Bank) any confidential or secret knowledge or information of the Bank that Executive has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his employment by the Bank, whether developed by himself or by others, concerning any trade secrets, any customer or supplier lists of the Bank or any other confidential information or secret aspects of the business of the Bank. The foregoing obligations of confidentiality shall not apply to any knowledge or information that is now published or which subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by Executive.

     8.   Bank's Representations.  Bank hereby represents and warrants to
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Employee that (i) the execution, delivery and performance of this Agreement by the Bank does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Bank is a party or by which the Bank is bound, and (ii) upon the execution and delivery of this Agreement by Employee, this Agreement shall be
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the valid and binding obligation of the Bank, enforceable in accordance with its terms.

     9.   Miscellaneous.
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          (a)  Governing Law:  Venue. This Agreement shall be governed by and
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construed in accordance with the laws of the State of West Virginia, without regard to choice of law rules. Any action at law, suit in equity or judicial proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement, or any provision hereof, shall be litigated only in the courts of the State of West Virginia. Each party to this Agreement hereby consents to the jurisdiction of such courts over the subject matter hereof and waives any right to transfer or change the venue of any litigation brought against such party.

          (b)  Expenses. Should any party breach this Agreement, in addition to
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all other remedies available at law or in equity, such party shall pay all of any other party's costs and expenses resulting therefrom and/or incurred in enforcing this Agreement, including legal fees awarded by a court of competent jurisdiction.

          (c)  Binding Upon Successors. This Agreement shall be binding on the
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parties, their assigns and successors in interest.

          (d)  Entire Agreement. This instrument contains the entire Agreement
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of the parties and shall supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
No modification or revocation hereof shall be effective unless in writing, referring to this Agreement and signed by both parties hereto.

          (e)  Notices. All notices given hereunder shall be in writing and
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shall be sent by registered or certified mail or delivered by hand and, if intended for the Bank, shall be addressed to the Company at its Bluefield office at Post Office Box 1559, Bluefield, West Virginia 24701, for the attention of R.W. "Buz" Wilkinson. If intended for the Executive, notices shall be delivered personally or shall be addressed (if sent by mail) to the Executive's then current residence address on file with the Bank, or to such other address as the Executive directs in a notice to the Bank. All notices shall be deemed to be given on the date received at the address of the addresses or, if delivered personally, on the date delivered.

          (f)  Severability and Reformation. This Agreement is intended to be
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performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. In the event any provision of this Agreement shall be judged unenforceable to the full extent as written, the parties hereby consent and
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agree that the scope of such clause or provision may be modified in any enforcement proceeding to the extent necessary to permit the broadest enforcement permitted in equity or law as most nearly effectuates the understanding of the parties as set forth in the language herein agreed upon. If any provision is adjudged void or unenforceable, or is modified as provided herein, all other clauses and provisions shall, in any case, be deemed severable and shall remain in full force and effect.

          (g)  Headings. The headings contained in this Agreement are for
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reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                              FIRST CENTURY BANKSHARES, INC.


                              By:   ________________________

                              Its:  ________________________



                              ______________________________
                              Byron K. Satterfield
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                                   EXHIBIT A
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1.   Bank Car.  Simultaneously with the execution of this Agreement, the Bank
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will sign over the title of the automobile presently used by Executive to
Executive at a value of $14,668.28.

2.   Dues.  During the Term, the Bank shall continue to pay Executive's dues for
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the Rotary Club, the University Club, and Fincastle Country Club.

3.   Defined Pension Benefit Plan.  Executive shall continue to be eligible for
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and participate in the Bank's Defined Pension Benefit Plan, subject to the terms and conditions of the plan. During the Term, Executive shall be allowed to work such number of hours or time during each plan year of any employee benefit plan so as to remain eligible to participate in the Bank's Defined Pension Benefit Plan and 401(k) Plan.

4.   Life Insurance.  During the Term and the Consulting Period, the Bank shall
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take all steps to maintain the Executive Split Dollar Life Insurance Agreement and Plan (the "Agreement and Plan") in compliance with the terms of the Agreement and Plan. During the Term, Company agrees to pay a bonus to the Executive equal to the cost of the premium for such policy as set forth on Internal Revenue Service Table PS-58 (the "PS-58 Premium"). During the Consulting Period, Executive shall be solely responsible for payment of the PS-58 Premium. After the Consulting Period, the Bank shall take all steps to maintain in force the policy(ies) of life insurance in place on the last date of the Consulting Period so long as Executive pays the PS-58 Premium. At any time during the Term or the Consulting Period, Executive or his designee shall have the right to purchase the Executive Split Dollar Life Insurance Agreement and Plan for its cash surrender value and Company shall have no further rights to payment thereunder. Without in any way limiting the Bank's express obligations under this paragraph, Executive and Bank agree that it is the intent of this paragraph that Bank shall be responsible for the administration of the Agreement and Plan under the terms thereof. Bank's obligation hereunder does not include responsibility or liability for the investment performance of the Executive Split Dollar Life Insurance policy purchased under the Agreement and Plan.

5.   Other Benefits.  During the Term, Executive shall continue to be eligible
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to participate in the Bank's 401(k) Plan and receive the benefit of matching contributions, if any, under such Plan pursuant to the normal provisions of said Plan.

6.   Medical Physicals.  During the Term, the Bank shall continue to provide
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Executive with an annual medical physical with a doctor of his choice (less any such expenses payable by health insurance), a free checking account at the Bank similar to the one presently provided Executive, and a free safety deposit box at the Bank's branch office in Bluefield, West Virginia, identical to or similar in quality and size to that presently provided Executive.

7.   Participation in Flexible Spending Plan.  Executive shall continue during
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the Term to participate in the Flexible Spending Plan (Section 125 Plan) of Bank
as he presently does.

8.   Health Insurance.  As stated above, the Executive shall continue to be
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covered under all health insurance plans of the Bank during the Term.  During the Consulting Period, Bank shall take all reasonable steps to allow Executive to elect to participate in such health insurance coverage as is made available to retired employees of the Bank, including but not limited to continued health insurance and/or insurance supplemental to Medicare for Executive's wife. In the event that Executive dies during the Term, the Bank shall provide Executive's wife with coverage comparable to that available to spouses of retired employees, under applicable terms and conditions.

9.   Stock Option Plan.  Nothing in this Agreement shall amend or modify
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Executive's rights and obligations under the Company's Stock Option Plan and/or the Executive's Stock Option Agreement with the company.